UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 27, 2017

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan		49022-2692
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Contract

On September 27, 2017, Whirlpool Corporation (the “Company”)  exercised its commitment increase and term extension rights under the Third Amended and Restated Long-Term Credit Agreement (the “Amended Long-Term Facility”) by and among the Company, certain other borrowers, the lenders referred to therein, JPMorgan Chase Bank, N.A. as Administrative Agent, and Citibank, N.A., as Syndication Agent. In connection with this exercise, the Company entered into a Consent to Commitment Increase agreement with the Administrative Agent (the “Commitment Consent”), which increases aggregate borrowing capacity under the Amended Long-Term Facility from $2.5 billion to $3.0 billion, and the Administrative Agent received extension request consents from a majority of lenders (the “Extension Consent”), which extends the termination date of the Amended Long-Term Facility by one year, to May 17, 2022.

All other terms of the Amended Long-Term Facility remain unchanged.

The description of the Commitment Consent and Extension Consent in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Commitment Consent and Extension Consent, copies of which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2017.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information regarding the Commitment Consent and Extension Consent provided under Item 1.01 above is hereby incorporated by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: September 29, 2017	By:	/s/ BRIDGET K. QUINN
	Name:	Bridget K. Quinn
	Title:	Corporate Secretary and Group Counsel